Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-170915 on Form S-3, Registration Statement No. 333-206236 on Form S-8, and Registration Statement No. 333-181304 on Form S-8 of our reports dated February 23, 2018 relating to the consolidated financial statements and financial statement schedule of PHI, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of PHI, Inc. for the year ended December 31, 2017. New Orleans, Louisiana February 23, 2018